Exhibit 21

B. F. SAUL REAL ESTATE INVESTMENT TRUST LIST OF SUBSIDIARIES

100% OWNED SUBSIDIARIES	Site of Incorporation	Date of Acquisition/ Formation	Current Principal Business Activity
Arlington Hospitality Corp.	Virginia	1997	Hotel Owner
Auburn Hills Hotel Corporation	Maryland	1994	Hotel Owner
Auburn Hills Land Corp.	Maryland	1997	Land Owner
Avenel Executive Park Phase II, LLC	Maryland	2000	Real Estate Investor
Boca Raton East Hospitality Corp.	Florida	1998	Hotel Owner
Boca Raton West Hospitality Corp.	Florida	1998	Hotel Owner
Cascades Hospitality Corporation	Virginia	1999	Hotel Owner
Chain Bridge Hospitality Corporation	Virginia	1999	Hotel Owner
Circle 75 Development LLC	Delaware	2005	Development
Circle 75 East Hospitality Corp.	Georgia	2000	Inactive
Circle 75 Hospitality Corp.	Georgia	1999	Inactive
Circle 75 Towns LLC	Georgia	2005	Inactive
Commerce Center Development Corp.	Florida	1980	Office Bldg Owner
Commerce Center Holdings LLC	Florida	2000	Land Owner
Crystal City Hospitality Corp.	Virginia	1989	Hotel Owner
Dearborn, L.L.C.	Delaware	1992	Land Owner
Dulles Hospitality Corp.	Virginia	1997	Hotel Owner
Dulles North Four, Corp.	Virginia	1999	Office Bldg Owner
Dulles North Five, Corp.	Virginia	1999	Office Bldg Owner
Dulles North Six, Corp.	Virginia	2000	Office Bldg Owner
Dulles North Seven Corp.	Virginia	2000	Inactive
Dulles North Office Park II Corporation	Virginia	1998	Office Bldg Owner
Dulles North Properties LLC	Virginia	2005	Land Owner
Dulles South Hospitality LLC (a)	Delaware	2005	Hotel Owner
Dulles South Hospitality Member LLC	Delaware	2005	Hotel Owner
Dulles Sterling Hospitality LLC	Delaware	2005	Development
Ft. Lauderdale Hotel Corp.	Florida	1998	Hotel Owner
Gaithersburg Hospitality Corp.	Maryland	1998	Hotel Owner
Hay Adams Holdings LLC (b)	Delaware	2006	Hotel Owner
Hay Adams Holdings Member LLC	Delaware	2006	Hotel Owner
Herndon Hotel Corporation	Virginia	1996	Hotel Owner
I-95 Yamato Condominium Association, Inc	Florida	1998	Condominium
LT One Corp.	Virginia	1999	Office Bldg Owner
LT Two LLC	Virginia	2001	Inactive
MHC Airport Inn, Inc. (c)	New York	1980/1976	Hotel Operator
MHC Corporation	Maryland	1980/1974	Hotel Operator
Montgomery Village Hospitality LLC (d)	Delaware	2006	Hotel Owner
Montgomery Village Hospitality Member LLC	Delaware	2006	Hotel Owner
NVA Development Corporation	Virginia	1984	Office Bldg Owner
Peachtree/Northeast Corp.	Georgia	1979	Land Owner
Pueblo Hotel Corp.	Colorado	1985	Inactive
Sharonville Hotel Corporation	Ohio	1986	Hotel Owner
Sterling Hotel Corp.	Virginia	1997	Hotel Owner
Sterling North Hospitality LLC	Delaware	2006	Development
Sterling South Hospitality LLC	Delaware	2006	Development
Sweitzer Lane LLC	Maryland	2000	Office Bldg Owner
Towns of Cresent Park, LLC	Georgia	2005	Development
Towns of Cresent Woods, LLC	Georgia	2006	Development
Tysons Park, Inc.	Virginia	1999	Office Bldg Owner
Tysons Park II, Inc.	Virginia	2000	Inactive
900 Circle 75 LLC (e)	Delaware	2006	Office Bldg Owner
900 Circle 75 Member LLC (f)	Delaware	2006	Office Bldg Owner
900 Corporation	Georgia	1981	Office Bldg Owner
1000 Corporation	Georgia	2000	Office Bldg Owner
1000 Sully Road LLC (g)	Delaware	2006	Hotel Owner
1000 Sully Road Member LLC	Delaware	2006	Hotel Owner

Exhibit 21 (Continued)

B. F. SAUL REAL ESTATE INVESTMENT TRUST LIST OF SUBSIDIARIES

100% OWNED SUBSIDIARIES	Site of Incorporation	Date of Acquisition/ Formation	Current Principal Business Activity
1960 Chain Bridge Road LLC	Delaware	2006	Hotel Owner
8001 Wisconsin LLC	Delaware	2005	Office Bldg Owner
8201 Greensboro LLC (h)	Delaware	2005	Inactive
8201 Greensboro Member LLC	Delaware	2005	Inactive

(a)	Subsidiary of Dulles South Hospitality Member LLC

(b)	Subsidiary of Hay Adams Member LLC

(c)	Subsidiary of MHC Corporation

(d)	Subsidiary of Montgomery Village Hospitality Member LLC

(e)	Subsidiary of 900 Circle 75 Member LLC

(f)	Subsidiary of 900 Corporation

(g)	Subsidiary of 1000 Sully Road Member LLC

(h)	Subsidiary of 8201 Greensboro Member LLC

Exhibit 21 (Continued)

CHEVY CHASE BANK SUBSIDIARIES

NAME	NOTE	JURISDICITON OF FORMATION	DATE OF ACQUISITION/ FORMATION	CURRENT PRINCIPAL BUSINESS ACTIVITY
ASB Capital Management LLC	(A)	Maryland	2005	Investment Advisor

Ashburn Village Development Corporation	(C)	Maryland	1991	Real Estate Owned (REO)

Bondy Way Development Corporation (sold property 3/02)	(C)	Maryland	1990	Inactive

Brambleton Land Corporation (sold property 3/99)	(C)	Maryland	1977	Inactive

Brooke Manor Land Corporation (sold property 8/96)	(C)	Maryland	1990	Inactive

B. F. Saul Mortgage Company	(B)	Maryland	1984	Residential Loan Origination

CCRE, Inc.	(D)	Maryland	1984	Inactive

Chevy Chase Asset Management (Virginia) LLC	(B)	Virginia	2005	Holding Company

Chevy Chase Financial Services Corporation	(B)	Virginia	1996	Holding Company

Chevy Chase Funding LLC	(B)	Delaware	2003	Special Purpose Entity

Chevy Chase Insurance Agency, Inc.	(E)	Maryland	1971	Insurance Agency

Chevy Chase Mortgage Company	(F)	Maryland	1972	Inactive

Chevy Chase Mortgage Company of Virginia	(B)	Virginia	1996	Inactive

Chevy Chase Preferred Capital Corporation	(B	)	Maryland	1996	Real Estate Investment Trust

Chevy Chase Real Estate LLC	(B	)	Virginia	2001	Holding Company

Chevy Chase Securities, Inc.	(E	)	Maryland	1984	Securities

Chevy Chase Trust Company	(B	)	Maryland	1997	Fiduciary Services

CFC-Consumer Finance Corporation	(B	)	Virginia	1994	Consumer Loan Origination

First Balmoral Corporation	(C	)	Maryland	1991	REO

Great Seneca Development Corporation	(C	)	Maryland	1991	REO

Manor Holding (Virginia) LLC	(B	)	Virginia	2005	Holding Company

Manor Investment LLC	(G	)	Maryland	2005	Real Estate Ownership/ Development

NML Corporation (sold property, 3/02)	(C	)	Maryland	1992	Inactive

North Ode Street Development Corporation	(D	)	Maryland	1981	Real Estate Finance/ Development

Old Chapel Corporation	(C	)	Maryland	1992	REO

Primrose Development Corporation (sold property 8/02)	(C	)	Maryland	1990	Inactive

Ronam Corporation Inc. (sold property 12/00)	(C	)	Maryland	1986	Inactive

(A)	Subsidiary of Chevy Chase Asset Management (Virginia) LLC

(B)	Subsidiary of Chevy Chase Bank, F.S.B.

(C)	Subsidiary of Chevy Chase Real Estate LLC

(D)	Subsidiary of Manor Investment LLC

(E)	Subsidiary of Chevy Chase Financial Services Corporation

(F)	Subsidiary of Chevy Chase Mortgage Company of Virginia

(G)	Subsidiary of Manor Holding (Virginia) LLC